FOR IMMEDIATE RELEASE                      Contact:
---------------------                      Stacy Roth
                                           Director, Corporate Communications
                                           (212) 463-6350


   FIND/SVP REPORTS BEST QUARTERLY OPERATING PERFORMANCE IN NEARLY FIVE YEARS

         THIRD QUARTER HIGHLIGHTS

    o REPORTS SIX-FOLD INCREASE IN OPERATING INCOME, A FIVE-FOLD INCREASE IN NET INCOME, AND A 76% INCREASE IN REVENUES FOR THE QUARTER

    o   ADJUSTED EBITDA* FOR QUARTER EXCEEDS ALL OF 2002 BY 39%

    o   MOST PROFITABLE QUARTERLY OPERATING PERFORMANCE IN ALMOST FIVE YEARS

    o COMPLETES ACQUISITION OF TELTECH, EXPANDING PRESENCE IN R&D AND ENGINEERING SECTORS

    o   ANDREW GARVIN, FOUNDER AND PRESIDENT, ANNOUNCES RETIREMENT


NEW YORK, N.Y., NOVEMBER 13, 2003--FIND/SVP, Inc. (OTCBB:FSVP), a leading provider of business advisory, research and consulting services, today announced exceptional growth in revenues, net income and EBIDTA for the three and nine months ended September 30, 2003. The reported results, a consequence of improvement in profitability at the historical FIND/SVP level as well as the positive effects of the recent acquisitions of Guideline Research Corporation and Teltech, reflect the best quarterly operating performance in almost five years.

For the third quarter ended September 30, 2003, FIND/SVP, Inc. reported net income of $339,000, a five-fold increase compared to net income of $55,000 in the third quarter of 2002. Operating income for the period was $771,000, a six-fold increase compared to $113,000 in the third quarter one year ago. Revenues for the quarter were $9,168,000, up 76% over the comparable quarter of the prior year.

Net income attributable to common shareholders for the quarter was $196,000 or $.02 per share basic, and $.01 per share diluted, as a result of the accretion on redeemable common shares of $123,000, and preferred dividends of $20,000. Adjusted EBITDA* for the three month period was $868,000, a 137% increase as compared to adjusted EBITDA* of $366,000 one year earlier, and an 85% increase from adjusted EBITDA* of $468,000 in the second quarter of 2003. Fully diluted weighted average shares outstanding increased 40% in the three-month period to 15,048,190, as a result of equity issued and raised to finance the Guideline transaction on April 1, 2003, and the Teltech transaction on July 2, 2003, and a decrease in the amount of antidilutive securities.

For the first nine months of 2003, the Company reported net income of $280,000, compared to a net loss of ($605,000), reported one year earlier. Operating income for the period was $811,000, as compared to an operating loss of $(801,000) one year earlier. Revenues for the nine-month period expanded to $21,333,000, a 38% increase over the $15,479,000 reported in the comparable period one year earlier.

Net loss attributable to common shareholders for the nine months was $10,000, or $.00 per share basic and diluted, as a result of the accretion on redeemable common shares of $270,000, and preferred dividends of $20,000. Adjusted EBITDA* for the first nine months of 2003 was $1,787,000, a four-fold increase compared to adjusted EBITDA* of $375,000 in the same period of 2002. Basic and fully diluted weighted average shares increased 12% in the nine-month period to 11,324,055 as a result of equity issued and raised to finance the Guideline transaction on April 1, 2003, and the Teltech transaction on July 2, 2003.

The reported results for the three and nine-month periods include the effects of the April 1, 2003 acquisition of Guideline Research Corporation and the July 2, 2003 acquisition of Teltech.

David M. Walke, Chief Executive Officer of FIND/SVP, commented, "Clearly, we are making strong operating and financial progress. Through the internal development of new, client-focused products and services, and the acquisition and successful integration of Guideline Research Corporation and Teltech, FIND/SVP continues to enhance its value proposition to existing and prospective clients. Our sole objective is to become an indispensable, single-source provider of customized, actionable business intelligence services to corporate America."

"Furthermore, as I have previously stated, we are focusing on executing the strategies and tactics required to optimize the extraordinary opportunities we believe exist within our current platform, and the outstanding performance in the third quarter reflect the initial results of our efforts," Mr. Walke continued.

"Through continued diligent cost control, the attainment of significant synergies resulting particularly from the Teltech acquisition, and further improvement in gross margins, FIND/SVP was able to achieve its most profitable quarterly operating performance in almost five years. Furthermore, adjusted EBITDA* in the quarter exceeded that of all of 2002 by over 39%."

Specifically, Mr. Walke said that for the first nine months of the year, FIND/SVP's core Quick Consulting Services reported a substantial improvement in contribution before corporate allocation, and bookings at Guideline Research are in excess of 30% ahead of the prior year. In its first quarter as a fully owned subsidiary of FIND/SVP, Teltech reported a solid performance, with continued material improvement anticipated as further integration synergies and cross-selling programs become evident.

The Company also reported pro forma consolidated financial results for the first nine months of 2003, giving effect to the consolidation of Guideline Research Corporation and Teltech as if each had been acquired as of January 1, 2003. Pro forma revenues for the first nine months of the year were approximately $27,000,000 and adjusted EBITDA* of approximately $2,100,000.

"Organic consolidated revenue growth remains a challenge. Nevertheless, we have successfully managed costs, which has allowed for innovative yet prudent investment in service and product development, as well as sales initiatives designed to optimally position FIND/SVP for substantial top-line growth in the future." Mr. Walke said.

At September 30, 2003, FIND/SVP's financial condition improved as well. Cash was in excess of $1.3 million, and the long-term debt to equity ratio was 0.4 to 1.

Other highlights of the third quarter and beyond include:

    o   The Company officially introduced its MONEY MANAGEMENT RESEARCH CENTER
        (MMRC) service, designed to provide fully customized qualitative research and business intelligence to professional investment managers and hedge funds.

    o Rick Longenecker joined FIND/SVP as Executive Vice President of Business Development, with overall responsibility for the Company's sales and corporate development efforts.

    o The Company recently entered into a relationship with Netscribes, Inc., a leading business process outsourcing organization located in Mumbai, India, to provide supplemental, highly cost-effective research assistance to FIND/SVP's team of 95 industry experts.

Separately, Mr. Walke announced that Andrew P. Garvin, founder and President of FIND/SVP, Inc. has elected to retire as a full-time executive with the Company, effective December 31, 2003. Mr. Garvin, 58, will remain on the Board of Directors, and will continue a close association with the Company as an active consultant.

"Under the leadership of the strengthened management team, FIND/SVP has made tremendous progress in the past two years," said Mr. Garvin. "My original vision of a company that would offer a full suite of knowledge services is finally being realized. After 35 years, it's now an appropriate time for me to relinquish day-to-day responsibilities, while remaining active as a Board member, consultant and major shareholder."

"Andy Garvin and I have had a wonderful and productive relationship in leading FIND/SVP, and our progress and growth as a company is primarily a consequence of the tremendous foundation he has built over the past 35 years. Without question, we would not be in our current position, nor would our outstanding prospects for the future be possible without Andy's guidance, vision and direct contributions throughout the Company. He has been an inspiration to everyone at FIND/SVP, and we all look forward to his continued valuable service in the months ahead," Mr. Walke said.

Mr. Walke concluded, "While we are certainly gratified with our progress, there is much more to do. We have paid careful attention to our clients and will continue to explore and develop services and products that address their business intelligence and decision-making requirements. Our meticulous cost control programs have yielded substantial benefits to our profitability, and we are now in an enviable position of recognizing disproportionate bottom-line contributions from incremental revenue growth."

"As our business development programs gain traction and economic conditions improve, I am highly confident that FIND/SVP will demonstrate continued improvement in its operating performance, beginning in the current fourth quarter of 2003, and particularly as we enter 2004 and beyond."

*Adjusted EBITDA is defined as net income (loss) excluding interest, taxes, depreciation and amortization, compensation expense from option grants, other income, and other non-recurring charges. Although Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles ("GAAP"), we believe it is useful to investors because it is a widely used financial measure that provides relevant and useful information for evaluating financial performance. Furthermore, some of our financial and other covenants related to subordinated debt are based on and refer to the calculation of Adjusted EBITDA and EBITDA. Adjusted EBITDA should not be considered an alternative to measures of operating performance under GAAP.

FORWARD-LOOKING STATEMENTS

The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. The Company's actual results and the implementation of its plans and operations may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its prior filings with the Securities and Exchange Commission that set forth-certain risks and uncertainties that may have an impact on future results and direction of the Company. The Company does not report on its progress during a quarter until after the quarter has been completed and appropriately disclosed its results.

ABOUT FIND/SVP

FIND/SVP, Inc. (HTTP://WWW.FINDSVP.COM) is a knowledge services company that offers a full suite of custom business intelligence, advisory, research, and consulting solutions to address clients' critical business issues. FIND/SVP helps executives enhance their business performance and profit from opportunities through targeted research and advisory work, providing its nearly 2,000 member clients with a competitive business advantage. Founded in 1969, FIND/SVP is the second largest member of the global SVP Group, which serves more than 75,000 executives in 11,000 companies worldwide.

FIND/SVP COMPARATIVE STATEMENT OF INCOME (LOSS)
(UNAUDITED)

                                             THREE MONTHS ENDED
                                                SEPTEMBER 30
                                         --------------------------         %
                                            2003            2002          CHANGE
                                         ----------      ----------       ------

Revenue                                  $9,168,000      $5,209,000        76.0%

Operating income                           $771,000        $113,000       582.3%

EBITDA                                   $1,101,000        $366,000       200.8%

Adjusted EBITDA(1,2)                       $868,000        $366,000       137.2%

Income Before Income Taxes                 $565,000         $79,000       615.2%

Net Income                                 $339,000         $55,000       516.4%


Net income attributable to
  common shareholders                      $196,000         $55,000       256.4%

Earnings Per Share - Basic                    $0.02           $0.01

Earnings Per Share - Diluted                  $0.01           $0.00

Weighted Average Shares
  Outstanding - Basic                    12,934,120      10,200,680        26.8%

Weighted Average Shares
  Outstanding - Diluted                  15,048,190      11,583,601        30.0%


(1) ADJUSTED EBITDA (000'S OMITTED) FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003 IS AS FOLLOWS:

Net income                                $   339
Tax provision                                 226
Depreciation and amortization                 288
Interest Expense                              207
Deferred compensation adjustment             (168)
Other                                         (24)
                                          -------

ADJUSTED EBITDA                           $   868



(2) ADJUSTED EBITDA (000'S OMITTED) FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002 IS AS FOLLOWS:

Net income                                $    55
Tax provision                                  24
Depreciation and amortization                 181
Interest Expense                               39
Other                                          67
                                          -------

Adjusted EBITDA                           $   366

(3) Net income for the three months ended September 30, 2003 of $339,000 was further reduced by accretion on redeemable common shares of $123,000 and preferred dividends of $20,000, resulting in net income attributable to common shareholders of $196,000.

FIND/SVP COMPARATIVE STATEMENT OF INCOME (LOSS)
(UNAUDITED)

                                           NINE MONTHS ENDED
                                              SEPTEMBER 30
                                       --------------------------        %
                                           2003           2002         CHANGE
                                       -----------    -----------    ---------

Revenue                                $21,333,000    $15,479,000         37.8%

Operating income (loss)                   $811,000      $(801,000)       201.2%

EBITDA                                  $1,813,000       $161,000      1,026.1%

Adjusted EBITDA(1,2)                    $1,787,000       $375,000        376.5%

Income (Loss) Before Income Taxes         $480,000      $(863,000)         N/A

Net Income (Loss)                         $280,000      $(605,000)         N/A


Net Loss attributable to
  common shareholders                     $(10,000)     $(605,000)         N/A

Earnings (Loss) Per Share - Basic             $0.00        $(0.06)

Earnings (Loss) Per Share - Diluted           $0.00        $(0.06)

Weighted Average Shares
  Outstanding - Basic                   11,324,055     10,132,731         11.8%

Weighted Average Shares
  Outstanding - Diluted                 11,324,055     10,132,731         11.8%


(1) ADJUSTED EBITDA (000'S OMITTED) FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 IS AS FOLLOWS:

Net income                                $   280
Tax provision                                 200
Depreciation and amortization                 799
Interest Expense                              424
Non recurring severance accrual                46
Non recurring limited partnership
  distribution                                (87)
Other                                         125
                                          -------

ADJUSTED EBITDA                           $ 1,787


(2) ADJUSTED EBITDA (000'S OMITTED) FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 IS AS FOLLOWS:

Net loss                                  $  (605)
Tax benefit                                  (258)
Depreciation and amortization                 706
Net Interest Expense                          118
Non recurring severance accrual               209
Other                                         205
                                          -------

ADJUSTED EBITDA                           $   375

(3) Net income for the nine months ended September 30, 2003 of $280,000 was further reduced by accretion on redeemable common shares of $270,000 and preferred dividends of $20,000, resulting in net loss attributable to common shareholders of $10,000.

FIND/SVP ESTIMATED PRO FORMA FINANCIAL DATA

                                                               NINE MONTHS ENDED
                                                                  SEPTEMBER 30
                                                                      2003
                                                               -----------------

Revenue                                                           $27,000,000

Net income                                                           $262,000

EBITDA                                                             $1,928,000

Adjusted EBITDA(1)                                                 $2,071,000

(1) PRO FORMA ADJUSTED EBITDA (000'S OMITTED) FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 IS AS FOLLOWS:

Pro forma net income                             $   262
Tax benefit                                          218
Depreciation and amortization                        853
Interest Expense                                     485
Deferred compensation adjustment                    (168)
Non recurring severance accrual                       46
Guideline acquisition related legal expenses         188
Non recurring limited partnership distribution       (87)
Net rent costs in excess of new lease rates           48
Management recruiting fee                             23
Discontinued life insurance                           11
Other                                                192
                                                 -------

ADJUSTED EBITDA                                  $ 2,071

FIND/SVP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)


                                                     SEPTEMBER 30    DECEMBER 31
                                                          2003         2002(1)
                                                      -----------    -----------
ASSETS
  Cash and cash equivalents                            $1,368,000       $968,000
  Accounts receivable, net                              5,501,000      1,953,000
  Deferred tax assets                                     312,000        272,000
  Prepaid expenses and other current assets               977,000        948,000
                                                      -----------    -----------

    Total Current Assets                                8,158,000      4,141,000
                                                      -----------    -----------

  Property, Plant & Equipment - Net                     2,355,000      2,334,000
  Goodwill, net                                        10,229,000         75,000
  Deferred tax assets                                   1,143,000      1,324,000
  Rental asset                                            428,000        575,000
  Cash surrender value of life insurance                  241,000        418,000
  Non-marketable equity securities                        185,000        185,000
  Other assets                                            726,000        486,000
                                                      -----------    -----------

    Total assets                                      $23,465,000     $9,538,000
                                                      ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
  Current maturities of notes payable                    $827,000       $606,000
  Trade accounts payable                                2,549,000        353,000
  Accrued expenses and other                            3,203,000      1,749,000
  Unearned retainer income                              4,231,000      1,476,000
                                                      -----------    -----------
    Total current liabilities
                                                       10,810,000      4,184,000
                                                      -----------    -----------

  Notes payable                                         3,189,000      1,200,000
  Deferred compensation                                   354,000        441,000

  Redeemable, convertible, preferred stock                520,000             --


  Redeemable common stock                                 997,000             --

  Shareholders' Equity                                  7,595,000      3,713,000
                                                      -----------    -----------

    Total Liabilities and Shareholders' Equity        $23,465,000     $9,538,000
                                                      ===========    ===========

(1) Unearned retainer income was previously reclassified as a current liability.